UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2010

MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 E. Kilbourn Avenue, Milwaukee, Wisconsin		53202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-347-6480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On December 8, 2010, MGIC Investment Corporation (the "Company") sent a notice to its executive officers and directors (the "Notice") informing them that they would be prohibited from engaging in certain transactions involving the Company’s common stock, during a blackout period (the "Blackout Period") under the MGIC Profit Sharing and Savings Plan (the "Plan"). The Notice indicated that the Blackout Period will begin at 4:00 p.m. (Eastern Time) time on December 23, 2010 and will end during the week of January 9, 2011.

The reason for the Blackout Period is to facilitate a change in the Plan’s record keeper and custodian. During the Blackout Period, participants in the Plan will be temporarily unable to check account balances and transfer or diversify their investments, or to obtain a loan, withdrawal or distribution from their Plan account. Participants will still be able to make payroll and rollover contributions and loan repayments during the Blackout Period.

During the Blackout Period and for a period of two years after the ending date of the Blackout Period, a participant in the Plan, a security holder of the Company, or other interested persons may obtain, without charge, information regarding the Blackout Period, including confirmation of the actual ending date of the Blackout Period, by contacting the Company’s Human Resources Department at 250 East Kilbourn Avenue, Milwaukee, WI 53202, or by telephone at 1-800-558-9900, extension 6853.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: December 8, 2010	By: \s\ Jeffrey H. Lane

Jeffrey H. Lane
Executive Vice President and Secretary